STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                  Master Servicer and Securities Administrator

              STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2003-AR1
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-AR1

                         Supplement dated June 16, 2003
                   Prospectus Supplement dated May 28, 2003 to
                       Prospectus dated November 25, 2002

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated May 28, 2003.

Subsection "third" of clause (C) of the section entitled "Distributions on the Certificates" on page S-48 of the prospectus supplement shall be replaced with the following:

                  third, pro rata to the Class A-3 Certificates and Class A-3M Certificates, in reduction of the Current Principal Amount thereof, the Group 3 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 3 Available Funds, in each case until the Current Principal Amount of such Class has been reduced to zero.

                            BEAR, STEARNS & CO. INC.

Until 90 days after the date of this Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.